Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

BY SECTION 906 OF THE SARBANES—OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted by Section 906 of the Sarbanes—Oxley Act of 2002, the undersigned, as Vice President, Chief Financial Officer and Chief Accounting Officer of STR Holdings, Inc. (the “Company”), does hereby certify that to my knowledge:

1.                                      the Company’s Quarterly Report on Form 10—Q for the fiscal quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      the information contained in the Company’s Quarterly Report on Form 10—Q for the fiscal quarter ended June 30, 2013 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2013	/s/ JOSEPH C. RADZIEWICZ
	Name:	Joseph C. Radziewicz
	Title:	Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)